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Filed pursuant to Rule 433
Issuer Free Writing Prospectus dated July 31, 2008
Relating to Preliminary Prospectus Supplement and Preliminary Prospectus, each dated July 31, 2008
Registration Statement No. 333-151829

CardioNet, Inc.

5,000,000 Common Stock

Issuer:	CardioNet, Inc.
Symbol:	BEAT
Gross Proceeds:	$132,500,000
Shares offered:	5,000,000 shares
Over-allotment option:	750,000 shares
Price to public:	$26.50 per share
Closing date:	August 6, 2008
Underwriters:
Sole Book Running Manager:	Citigroup Global Markets Inc.
Co-Lead Managers:	Banc of America Securities LLC Leerink Swann LLC
Co-Managers:	Cowen and Company LLC Thomas Weisel Partners LLC

        We have been advised by the underwriters that, prior to purchasing the shares being offered pursuant to the prospectus supplement and related prospectus, on July 30, 2008 and July 31, 2008 one of the underwriters purchased, on behalf of the syndicate, 13,831 shares at an average price of $25.5971 per share in stabilizing transactions.

        The amounts disclosed in the Company's preliminary prospectus supplement and the related prospectus as to net loss per diluted share for the second quarter of 2007 ($0.36 per share), net income per diluted shared for the first half of 2008 ($0.06 per share), and net loss per diluted share for the first half of 2007 ($1.41 per share) are non-GAAP financial measures, adjusted to eliminate the effect of dividends on and accretion of mandatorily redeemable convertible preferred stock, which converted into common stock in the first quarter of 2008. GAAP diluted earnings (loss) per share in the six months ended June 30, 2008 was $(0.10), and the impact of such dividends and accretion was $0.16 per share. A reconciliation to GAAP diluted earnings (loss) per share for the other periods is set forth in the Company's prospectus under the caption "Summary Consolidated Financial Information."

        The following table sets forth information included in the Company's preliminary prospectus supplement dated July 31, 2008 regarding the numbers of shares being sold in this offering by, and the beneficial ownership of, each of the selling shareholders participating in the underwritten offering, without reference to any shares that may be sold by the selling stockholders by the other means described in the Company's registration statement on Form S-1 (No. 333-151829). The percentage ownership information shown in the table is based on 23,112,265 shares of our common stock outstanding as of May 15, 2008. The percentage ownership information assumes no exercise of the underwriters' over-allotment option.

				Percentage of shares beneficially owned
	Number of shares beneficially owned before offering	Number of shares beneficially owned after offering	Number of shares to be sold in this offering	Before offering	After offering
Sanderling V Beteilingungs GmbH & Co. KG(1)	52,377	34,460	17,917	*	*
Sanderling V Biomedical Co-Investment Fund, L.P.(1)	218,158	143,534	74,624	*	*
Sanderling V Limited Partnership(1)	58,860	38,726	20,134	*	*
Sanderling Venture Partners V Co-Investment Fund, L.P.(1)	359,763	236,701	123,062	1.6%	1.0%
Sanderling Venture Partners VI Co-Investment Fund, L.P.(1)	317,633	208,983	108,650	1.4%	*
Sanderling Ventures Management V(1)	5,859	4,582	1,277	*	*
Sanderling Ventures Management VI(1)	3,344	2,497	847	*	*
Sanderling VI Beteilingungs GmbH & Co. KG(1)	6,153	4,049	2,104	*	*
Sanderling VI Limited Partnership(1)	7,290	4,806	2,494	*	*
Sanderling [Feri Trust] Venture Partners IV, L.P.(1)	58,289	38,351	19,938	*	*
Sanderling IV Limited Partnership(1)	204,962	134,852	70,110	*	*
Sanderling Ventures Management IV(1)	62,182	51,547	10,635	*	*
Sanderling Venture Partners IV, L.P.(1)	525,373	345,661	179,712	2.3%	1.5%
Sanderling Venture Partners IV Co-Investment Fund, L.P.(1)	163,798	107,768	56,030	*	*
Sanderling IV Biomedical, L.P.(1)	204,524	134,563	69,961	*	*
Sanderling IV Biomedical Co-Investment Fund, L.P.(1)	327,630	215,560	112,070	1.4%	*

Total Sanderling funds	2,576,195	1,706,630	869,565	11.1%	7.4%
H&Q Healthcare Investors(2)	867,434	565,718	301,716	3.8%	2.4%
H&Q Life Sciences Investors(2)	579,380	377,856	201,524	2.5%	1.6%

Total H&Q funds	1,446,814	943,574	503,240	6.3%	4.1%

				Percentage of shares beneficially owned
	Number of shares beneficially owned before offering	Number of shares beneficially owned after offering	Number of shares to be sold in this offering	Before offering	After offering
James M. Sweeney(3)	1,279,845	763,431	516,414	5.5%	3.3%
BioFrontier Global Investment Partnership(4)	1,004,975	113,083	873,892	4.3%	*
Inglewood Ventures, L.P.(5)	779,853	644,226	135,627	3.4%	2.8%
Guidant Investment Corporation/Boston Scientific Corporation(6)	689,873	449,917	239,956	3.0%	1.9%
Foundation Medical Partners L.P.(7)	627,597	81,860	545,737	2.7%	*
Credit Suisse Securities (USA) LLC(8)	468,189	305,340	162,849	2.0%	1.3%
Distant Ventures Limited Partnership(9)	350,000	263,043	86,957	1.5%	1.1%
Basso Fund Ltd.(10)	20,065	2,617	17,448	*	*
Basso Holdings Ltd.(11)	244,127	31,843	212,284	1.1%	*
Basso Multi-Strategy Holding Fund Ltd.(12)	70,228	9,160	61,068	*	*

Total Basso funds	334,420	43,620	290,800	1.4%	*
IDEO Ventures LLC(13)	306,122	212,954	93,168	1.3%	*
Suttonbrook Capital Portfolio, L.P.(14)	267,536	151,216	116,320	1.2%	*
Whitebox Convertible Arbitrage Partners, LP(15)	267,536	34,896	232,640	1.2%	*
Penncrest Trust dated December 3, 1996(16)	217,182	165,008	52,174	*	*
Linden Capital L.P.(17)	167,210	21,810	145,400	*	*
Peter J. Callahan Revocable Trust dated 2/28/02	97,383	12,702	84,681	*	*
Arthur Marks	85,034	59,154	25,880	*	*
Terrence P. Ah Sing	78,620	61,529	17,091	*	*
Timothy Mills	25,000	17,391	7,609	*	*

*
Less than 1%.

(1)
Fred Middleton, one of our directors, and Robert G. McNeil share voting and investment power with respect to the shares held by the Sanderling IV entities. Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger share voting and investment power with respect to the shares held by the Sanderling V entities. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger share voting and investment power with respect to the shares held by the Sanderling VI entities. Each of Messrs. Middleton, McNeil, Mills and Wollaeger disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(2)
Hambrecht & Quist Capital Management, LLC is the investment adviser to H&Q Life Sciences Investors and H&Q Healthcare Investors, each a Massachusetts business trust (together, the "H&Q Funds"). Daniel R. Omstead, Ph.D. is President of Hambrecht & Quist Capital Management, LLC and a member of the portfolio management team and, as such, has voting and investment power with respect to the shares held by the H&Q Funds. Dr. Omstead disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)
Includes shares of capital stock held by the James M. Sweeney Trust established May 24, 1999, of which James M. Sweeney is trustee. Includes a fully vested option to purchase 50,000 shares of capital stock. Of these 1,229,845 shares, 2,604 were subject to repurchase as of July 14, 2008.

(4)
Yoshihiro Ohtaki, the President and General Partner of BioFrontier Global Investment Partnership, has voting and investment power with respect to the shares held by BioFrontier Global Investment Partnership. Mr. Ohtaki disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)
Morton Ingle, the General Partner of Inglewood Ventures, L.P., has voting and investment power with respect to the shares held by Inglewood Ventures, L.P. Mr. Ingle disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)
Sam R. Leno, Executive Vice President and Chief Financial Officer of Guidant Investment Corporation/Boston Scientific Corporation, has voting and investment power with respect to the shares held by Guidant Investment Corporation/Boston Scientific Corporation. Mr. Leno disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(7)
Harry Rein, the General Partner of Foundation Medical Partners L.P., is one of our directors.

(8)
Doug Teresko, a Director of Credit Suisse Securities (USA) LLC, has voting and investment power with respect to the shares held by Credit Suisse Securities (USA) LLC. Mr. Teresko disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Credit Suisse Securities (USA) LLC has indicated that it is a Financial Industry Regulatory Authority, or FINRA member. However, Credit Suisse Securities (USA) LLC has indicated that it purchased the shares offered hereby in the ordinary course of business and has no arrangements or understandings, directly or indirectly, with any person to distribute such shares.

(9)
Karl A. Kail, IV and Laura Kail, each a Manager of Amcrest LLC, the General Partner of Distant Ventures Limited Partnership, have voting and investment power with respect to the shares held by Distant Ventures Limited Partnership. Each of Mr. and Mrs. Kail disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(10)
Basso Capital Management, L.P. is the Investment Manager to Basso Fund Ltd. Howard Fischer is a Managing Member of Basso GP LLC, the General Partner of Basso Capital Management, L.P. Mr. Fischer has voting and investment power with respect to the shares held by Basso Fund Ltd. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)
Basso Capital Management, L.P. is the Investment Manager to Basso Holdings Ltd. Howard Fischer is a Managing Member of Basso GP LLC, the General Partner of Basso Capital Management, L.P. Mr. Fischer has voting and investment power with respect to the shares held by Basso Holdings Ltd. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(12)
Basso Capital Management, L.P. is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. Howard Fischer is a Managing Member of Basso GP LLC, the General Partner of Basso Capital Management, L.P. Mr. Fischer has voting and investment power with respect to the shares held by Basso Multi-Strategy Holding Fund Ltd. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13)
David Strong, Chief Operating Officer and Chief Financial Officer of IDEO Ventures LLC, has voting and investment power with respect to the shares held by IDEO Ventures LLC. Mr. Strong disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(14)
John London and Steven M. Weinstein, each a Principal of Suttonbrook Capital Management LP, the Investment Manager of Suttonbrook Capital Portfolio, L.P., have voting and investment power with respect to the shares held by Suttonbrook Capital Portfolio, L.P. Each of Messrs. London and Weinstein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(15)
Andrew J. Redleaf, the Managing Member of Whitebox Advisors, LLC, the General Partner of Whitebox Convertible Arbitrage Partners, LP, has voting and investment power with respect to the shares held by Whitebox Convertible Arbitrage Partners, LP. Mr. Redleaf disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(16)
Karl A. Kail, IV and Laura Kail, co-Trustees of the Penncrest Trust dated December 3, 1996, have voting and investment power with respect to the shares held by the Penncrest Trust dated December 3, 1996. Each of Mr. and Mrs. Kail disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(17)
Siu Min Wong, the Managing Member of Linden GP LLC, the General Partner of Linden Capital L.P., has voting and investment power with respect to the shares held by Linden Capital L.P. Mr. Siu Min Wong disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

        Each of the selling stockholders has granted to the underwriters an option to purchase from such selling stockholder an additional 15% of the shares to be sold by such selling stockholder as set forth in the table above to cover over-allotments, if any, incurred in connection with the offering. If these options are exercised, the additional shares will be purchased by the underwriters pro rata from the several selling stockholders, and such selling stockholders' number and percentage shares of common stock owned after the offering will proportionately decline.

        The following table sets forth information included in the Company's preliminary prospectus dated July 31, 2008 regarding the number of shares registered by, and the beneficial ownership by each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock, each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each selling stockholder. The percentage ownership information is based on 23,112,265 shares of our common stock outstanding as of May 15, 2008, the percentage ownership information assumes no exercise of the underwriters' over-allotment option. For the purposes of the table below, we have assumed that all shares subject to sale under the Company's preliminary prospectus will ultimately be sold by the selling stockholder so that following such sales, the only shares that will continue to be held by the selling stockholders are those not being registered for resale on the preliminary prospectus. The selling stockholders may sell some, all or none of their shares of common stock offered by the preliminary prospectus.

				Percentage of shares beneficially owned
	Number of shares beneficially owned before the offering	Shares owned following sale of registered shares	Number of shares registered for sale hereby†	Before sale of all registered shares	After sale of all registered shares
Directors and Named Executive Officers:
Arie Cohen(1)	450,000	450,000	—	1.9%	1.9%
Randy H. Thurman	—	—	—	*	*
Fred Middleton(2)	2,598,695	1,407,631	1,191,064	11.2%	6.1%
Woodrow A. Myers Jr., M.D.(3)	15,000	15,000	—	*	*
Eric N. Prystowsky, M.D.(4)	96,309	96,309	—	*	*
Harry T. Rein(5)	650,097	95,078	555,019	2.8%	*
Robert J. Rubin, M.D.(6)	37,037	37,037	—	*	*
Michael Forese(7)	75,000	75,000	—	*	*
Martin P. Galvan, CPA(8)	150,000	150,000	—	*	*
Manny S. Gerolamo(9)	125,000	125,000	—	*	*
Gregory A. Marsh	—	—	—	*	*
James M. Sweeney(10)	1,279,845	763,431	516,414	5.5%	3.3%
David Wood	41,653	41,653	—	*	*
All directors and executive officers as a group (13 persons)(11)	5,577,033	3,314,536	2,262,497	23.2%	13.8%
5% and Selling Stockholders:
Sanderling V Beteilingungs GmbH & Co. KG(12)	52,377	27,836	24,541	*	*
Sanderling V Biomedical Co-Investment Fund, L.P.(12)	218,158	115,944	102,214	*	*
Sanderling V Limited Partnership(12)	58,860	31,282	27,578	*	*
Sanderling Venture Partners V Co-Investment Fund, L.P.(12)	359,763	191,202	168,561	1.6%	*
Sanderling Venture Partners VI Co-Investment Fund, L.P.(12)	317,633	168,812	148,821	1.4%	*
Sanderling Ventures Management V(12)	5,859	4,110	1,749	*	*
Sanderling Ventures Management VI(12)	3,344	2,184	1,160	*	*
Sanderling VI Beteilingungs GmbH & Co. KG(12)	6,153	3,271	2,882	*	*

				Percentage of shares beneficially owned
	Number of shares beneficially owned before the offering	Shares owned following sale of registered shares	Number of shares registered for sale hereby†	Before sale of all registered shares	After sale of all registered shares
Sanderling VI Limited Partnership(12)	7,290	3,874	3,416	*	*
Sanderling [Feri Trust] Venture Partners IV, L.P.(12)	58,289	30,979	27,310	*	*
Sanderling IV Limited Partnership(12)	204,962	108,931	96,031	*	*
Sanderling Ventures Management IV(12)	62,182	47,615	14,567	*	*
Sanderling Venture Partners IV, L.P.(12)	525,373	279,217	246,156	2.3%	1.2%
Sanderling Venture Partners IV Co-Investment Fund, L.P.(12)	163,798	87,052	76,746	*	*
Sanderling IV Biomedical, L.P.(12)	204,524	108,697	95,827	*	*
Sanderling IV Biomedical Co-Investment Fund, L.P.(12)	327,630	174,125	153,505	1.4%	*

Total Sanderling funds	2,576,195	1,385,131	1,191,064	11.1%	6.3%
H&Q Healthcare Investors(13)	867,434	525,451	341,983	3.8%	2.3%
H&Q Life Sciences Investors(13)	579,380	349,946	229,434	2.5%	1.5%

Total H&Q funds	1,446,814	875,397	571,417	6.3%	3.8%
SOLA LTD(14)	1,005,000	1,737	1,003,263	4.3%	*
BioFrontier Global Investment Partnership(15)	1,004,975	131,083	873,892	4.3%	*
Inglewood Ventures, L.P.(16)	779,853	644,226	135,627	3.4%	2.8%
Ore Hill Hub Fund Ltd.	668,842	—	668,842	2.9%	*
Foundation Medical Partners L.P.(17)	627,597	72,578	555,019	2.7%	*
KBC Convertibles MAC 28 Ltd.(18)	133,768	—	133,768	*	*
Rhythm Fund, Ltd.(18)	107,014	—	107,014	*	*
KBC Diversified Fund, A Segregated Portfolio of KBC AIM Master Fund SPC(18)	294,290	—	294,290	1.3%	*

Total KBC funds	535,072	—	535,072	2.3%	*
Credit Suisse Securities (USA) LLC(19)	468,189	—	468,189	2.0%	*
Distant Ventures Limited Partnership(20)	350,000	263,043	86,957	1.5%	1.1%
UBS AG London Branch(21)	334,421	—	334,421	1.4%	*
Basso Fund Ltd.(22)	20,065	—	20,065	*	*
Basso Holdings Ltd.(23)	244,127	—	244,127	1.1%	*
Basso Multi-Strategy Holding Fund Ltd.(24)	70,228	—	70,228	*	*

Total Basso funds	334,420	—	334,420	1.4%	*

				Percentage of shares beneficially owned
	Number of shares beneficially owned before the offering	Shares owned following sale of registered shares	Number of shares registered for sale hereby†	Before sale of all registered shares	After sale of all registered shares
IDEO Ventures LLC(25)	306,122	212,954	93,168	1.3%	*
Suttonbrook Capital Portfolio, L.P.(26)	267,536	—	267,536	1.2%	*
DRW Securities LLC(27)	234,094	—	234,094	1.0%	*
Penncrest Trust dated December 3, 1996(28)	217,182	165,008	52,174	*	*
Linden Capital L.P.(29)	167,210	—	167,210	*	*
Peter J. Callahan Revocable Trust dated 2/28/02	97,383	—	97,383	*	*
Arthur Marks	85,034	59,154	25,880	*	*
Terrence P. Ah Sing	78,620	61,529	17,091	*	*
Timothy Mills	25,000	17,391	7,609	*	*
Citigroup Global Markets Inc.(30)	372,486	4,623	367,863	1.6%	*
Deutsche Bank AG(31)	1,003,263	—	1,003,263	4.3%	*
Old Lane Cayman Master Fund, LP(32)	199,315	—	199,315	*	*
Old Lane HMA Master Fund, LP(32)	56,517	—	56,517	*	*
Old Lane US Master Fund, LP(32)	78,588	—	78,588	*	*
Silver Oak Capital, L.L.C.(33)	267,536	—	267,536	1.2%	*
Tempo Master Fund LP(34)	668,842	—	668,842	2.9%	*
Whitebox Convertible Arbitrage Partners, LP(35)	267,536	—	267,536	1.2%	*
Guidant Investment Corporation/Boston Scientific Corporation(36)	689,873	449,917	239,956	3.0%	1.9%

*
Less than 1%.

†
In addition to the shares reflected in this column, an additional 577,282 shares of our common stock are being registered hereby for sale by the selling stockholders if the underwriters in the underwritten public offering described in the separate prospectus supplement that is also a part of this Registration Statement exercise the over-allotment option described in the separate prospectus supplement.

(1)
Includes an option to purchase 450,000 shares of capital stock, all of which were unvested but exercisable as of July 14, 2008.

(2)
Includes the shares of capital stock held by Sanderling entities referred to in footnote (13) below and entities affiliated therewith. Fred Middleton disclaims any beneficial ownership of the shares owned by these entities except to the extent of his pecuniary interest in these entities. Includes an option to purchase 22,500 shares of capital stock, all of which were unvested but exercisable as of July 14, 2008.

(3)
Includes an option to purchase 15,000 shares of capital stock, all of which were unvested but exercisable as of July 14, 2008.

(4)
Includes 10,204 shares of capital stock held by Raymond James and Associates, Inc. for the benefit of Eric N. Prystowsky and 4,500 shares of capital stock held by each of David and Daniel Prystowsky, Mr. Prystowsky's sons. Includes options to purchase 27,500 shares of capital stock, 15,000 of which were unvested but exercisable as of July 14, 2008.

(5)
Includes the shares of capital stock held by Foundation Medical Partners L.P. referred to in footnote (18) below. Includes options to purchase 22,500 shares of capital stock, all of which were unvested but exercisable as of July 14, 2008.

(6)
Includes an option to purchase 15,000 shares of capital stock, all of which were unvested but exercisable as of July 14, 2008.

(7)
Of these 75,000 shares of capital stock, 16,979 were subject to repurchase as of July 14, 2008.

(8)
Includes an option to purchase 150,000 shares of capital stock, all of which were unvested but exercisable as of July 14, 2008.

(9)
Includes an option to purchase 125,000 shares of capital stock, all of which were unvested but exercisable as of July 14, 2008.

(10)
Includes shares of capital stock held by the James M. Sweeney Trust established May 24, 1999, of which James M. Sweeney is trustee. Includes a fully vested option to purchase 50,000 shares of capital stock. Of these 1,229,845 shares, 2,604 were subject to repurchase as of July 14, 2008.

(11)
Includes the shares of capital stock referred to in footnotes (1) through (10) above and 100,050 shares of capital stock held by Anna McNamara, RN, our Senior Vice President, Clinical Operations. Includes 4,630,724 shares of common stock, of which 36,249 were subject to a right of repurchase by us as of July 14, 2008, and options to purchase 946,309 shares of common stock, of which 815,000 were unvested but exercisable as of July 14, 2008.

(12)
Fred Middleton, one of our directors, and Robert G. McNeil share voting and investment power with respect to the shares held by the Sanderling IV entities. Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger share voting and investment power with respect to the shares held by the Sanderling V entities. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger share voting and investment power with respect to the shares held by the Sanderling VI entities. Each of Messrs. Middleton, McNeil, Mills and Wollaeger disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13)
Hambrecht & Quist Capital Management, LLC is the investment adviser to H&Q Life Sciences Investors and H&Q Healthcare Investors, each a Massachusetts business trust (together, the "H&Q Funds"). Daniel R. Omstead, Ph.D. is President of Hambrecht & Quist Capital Management, LLC and a member of the portfolio management team and, as such, has voting and investment power with respect to the shares held by the H&Q Funds. Dr. Omstead disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(14)
Solus Alternative Asset Management LP is the Investment Advisor to SOLA LTD. and has voting and investment power with respect to the shares held by SOLA LTD.

(15)
Yoshihiro Ohtaki, the President and General Partner of BioFrontier Global Investment Partnership, has voting and investment power with respect to the shares held by BioFrontier Global Investment Partnership. Mr. Ohtaki disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(16)
Morton Ingle, the General Partner of Inglewood Ventures, L.P., has voting and investment power with respect to the shares held by Inglewood Ventures, L.P. Mr. Ingle disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(17)
Harry Rein, the General Partner of Foundation Medical Partners L.P. is one of our directors.

(18)
Carlo Georg, a Managing Director of KBC Alternative Investment Management, the Investment Manager of KBC Convertibles MAC 28 Ltd., KBC Diversified Fund, A Segregated Portfolio of KBC AIM Master Fund SPC and Rhythm Fund, Ltd., has voting and investment power with respect to the shares held by KBC Convertibles MAC 28 Ltd., KBC Diversified Fund, A Segregated Portfolio of KBC AIM Master Fund SPC and Rhythm Fund, Ltd. Mr. Georg disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. KBC Convertibles MAC 28 Ltd., KBC Diversified Fund, A Segregated Portfolio of KBC AIM Master Fund SPC and Rhythm Fund, Ltd. have indicated that they are affiliated with one or more FINRA members. However, such FINRA members will receive no compensation whatsoever in connection with the sales by KBC Convertibles MAC 28 Ltd., KBC Diversified Fund, A Segregated Portfolio of KBC AIM Master Fund SPC or Rhythm Fund, Ltd. of the shares offered hereby.

(19)
Doug Teresko, a Director of Credit Suisse Securities (USA) LLC, has voting and investment power with respect to the shares held by Credit Suisse Securities (USA) LLC. Mr. Teresko disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Credit Suisse Securities (USA) LLC has indicated that it is a FINRA member. However, Credit Suisse Securities (USA) LLC has indicated that it purchased the shares offered hereby in the ordinary course of business and has no arrangements or understandings, directly or indirectly, with any person to distribute such shares.

(20)
Karl A. Kail, IV and Laura Kail, each a Manager of Amcrest LLC, the General Partner of Distant Ventures Limited Partnership, have voting and investment power with respect to the shares held by Distant Ventures Limited Partnership. Each of Mr. and Mrs. Kail disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(21)
Chris Coward, the Executive Director of UBS AG London Branch, has voting and investment power with respect to the shares held by UBS AG London Branch. Mr. Coward disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. UBS AG London Branch has indicated that it is affiliated with one or more FINRA members. However, such FINRA members will receive no compensation whatsoever in connection with the sales by UBS AG London Branch of the shares offered hereby.

(22)
Basso Capital Management, L.P. is the Investment Manager to Basso Fund Ltd. Howard Fischer is a Managing Member of Basso GP LLC, the General Partner of Basso Capital Management, L.P. Mr. Fischer has voting and investment power with respect to the shares held by Basso Fund Ltd. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(23)
Basso Capital Management, L.P. is the Investment Manager to Basso Holdings Ltd. Howard Fischer is a Managing Member of Basso GP LLC, the General Partner of Basso Capital Management, L.P. Mr. Fischer has voting and investment power with respect to the shares held by Basso Holdings Ltd. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(24)
Basso Capital Management, L.P. is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. Howard Fischer is a Managing Member of Basso GP LLC, the General Partner of Basso Capital Management, L.P. Mr. Fischer has voting and investment power with respect to the shares held by Basso Multi-Strategy Holding Fund Ltd. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(25)
David Strong, Chief Operating Officer and Chief Financial Officer of IDEO Ventures LLC, has voting and investment power with respect to the shares held by IDEO Ventures LLC. Mr. Strong disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(26)
John London and Steven M. Weinstein, each a Principal of Suttonbrook Capital Management LP, the Investment Manager of Suttonbrook Capital Portfolio, L.P., have voting and investment power with respect to the shares held by Suttonbrook Capital Portfolio, L.P. Each of Messrs. London and Weinstein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(27)
Donald Wilson, Jr., a Manager of DRW Securities LLC, and Ilan Huberman, an employee of DRW Securities LLC, have voting and investment power with respect to the shares held by DRW

  Securities LLC. Each of Messrs. Wilson and Huberman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(28)
Karl A. Kail, IV and Laura Kail, co-Trustees of the Penncrest Trust dated December 3, 1996, have voting and investment power with respect to the shares held by the Penncrest Trust dated December 3, 1996. Each of Mr. and Mrs. Kail disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(29)
Siu Min Wong, the Managing Member of Linden GP LLC, the General Partner of Linden Capital L.P., has voting and investment power with respect to the shares held by Linden Capital L.P. Mr. Siu Min Wong disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(30)
Ken Stiller, a Managing Director with Citigroup Global Markets Inc., has voting and investment power with respect to 367,863 of the shares held by Citigroup Global Markets Inc. Mr. Stiller disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Citigroup Global Markets Inc. has indicated that it is a FINRA member. However, Citigroup Global Markets Inc. has indicated that it purchased the shares offered hereby in the ordinary course of business and has no arrangements or understandings, directly or indirectly, with any person to distribute such shares. Citigroup Global Markets Inc. has provided investment banking services to us both in our initial public offering and prior financing transactions.

(31)
Pierre Weinstein, a Portfolio Manager of Deutsche Bank AG, has voting and investment power with respect to the shares held by Deutsche Bank AG. Mr. Weinstein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Deutsche Bank AG has indicated that it is affiliated with one or more Financial Industry Regulatory Authority, or FINRA, members. However, such FINRA members will receive no compensation whatsoever in connection with the sales by Deutsche Bank AG of the shares offered hereby.

(32)
Each of Old Lane Cayman Master Fund, LP, Old Lane HMA Master Fund, LP and Old Lane US Master Fund, LP has indicated that it is affiliated with one or more FINRA members. However, such FINRA members will receive no compensation whatsoever in connection with the sales by Old Lane Cayman Master Fund, LP, Old Lane HMA Master Fund, LP or Old Lane US Master Fund, LP of the shares offered hereby.

(33)
John M. Angelo and Michael L. Gordon, controlling members of Silver Oak Capital, L.L.C., have voting and investment power with respect to the shares held by Silver Oak Capital, L.L.C. Each of Messrs. Angelo and Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Silver Oak Capital, L.L.C. has indicated that it is affiliated with one or more FINRA members. However, such FINRA members will receive no compensation whatsoever in connection with the sales by Silver Oak Capital, L.L.C. of the shares offered hereby.

(34)
J. David Rogers, the General Partner of Tempo Master Fund LP, has voting and investment power with respect to the shares held by Tempo Master Fund LP. Mr. Rogers disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(35)
Andrew J. Redleaf, the Managing Member of Whitebox Advisors, LLC, the General Partner of Whitebox Convertible Arbitrage Partners, LP, has voting and investment power with respect to the shares held by Whitebox Convertible Arbitrage Partners, LP. Mr. Redleaf disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(36)
Sam R. Leno, Executive Vice President and Chief Financial Officer of Guidant Investment Corporation/Boston Scientific Corporation, has voting and investment power with respect to the shares held by Guidant Investment Corporation/Boston Scientific Corporation. Mr. Leno disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

        CardioNet, Inc. has previously filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates, which registration statement was declared effective on July 31, 2008. Before you invest, you should read the prospectus supplement and the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about CardioNet, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus relating to this offering may also be obtained by calling toll-free 1-800-831-9146 or by contacting Citigroup Corporate and Investment Banking, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 (Tel: (718) 765-6732; Fax: (718) 765-6734).

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CardioNet, Inc. 5,000,000 Common Stock